UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 16, 2021

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

Wildfire Mitigation and Catastrophic Events Costs Recovery Application

On September 16, 2021, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, filed an application with the California Public Utilities Commission (the “CPUC”) requesting cost recovery of approximately $1.47 billion of recorded expenditures related to wildfire mitigation, certain catastrophic events, and a number of other activities (the “2021 WMCE application”).

The recorded expenditures consist of $1.4 billion in expenses and $197 million in capital expenditures. The costs addressed in the 2021 WMCE application cover activities during the years 2015 to 2020 and are incremental to those previously authorized in the Utility’s 2017 General Rate Case (“GRC”), 2020 GRC, and other proceedings. The Utility’s proposed revenue requirement would be collected over a two-year period starting in January 2023, except for the Microgrids Memorandum Account capital revenue requirement, which would continue through 2026. The costs addressed in this application reflect costs to: (1) complete wildfire risk mitigation activities in accordance with the Utility’s annual Wildfire Mitigation Plans; (2) respond to government-declared catastrophic events to repair damaged facilities, restore utility services, and protect the Utility’s employees and customers; and (3) implement various customer-focused initiatives. The majority of such costs were incurred in 2020.

The Utility recorded these costs to the memorandum and balancing accounts as set forth in the following table:

Revenue Requirement $ in millions
Vegetation Management Balancing Account (VMBA)	$592
Catastrophic Event Memorandum Account (CEMA)	$535
Wildfire Mitigation Balancing Account (WMBA)	$149
Microgrids Memorandum Account (MGMA)	$138
California Consumer Privacy Act Memo Acct. (CCPAMA)	$26
Transmission Revenue Requirement Reclassification Memorandum Account (TRRRMA)	$13
COVID-19 Pandemic Protections Memo Acct. (CPPMA)	$8
Emergency Consumer Memo Acct. (ECMA)	$6
Disconnection Memo Acct. (DMA)	$1

The requested revenue for CEMA costs reflected in the application include the Utility’s costs incurred responding to various catastrophic events. These costs were incurred during the years 2015 to 2020 but primarily in 2020.

The Utility has proposed a schedule that would call for a final decision by the CPUC in September 2022. The Utility is unable to predict the outcome and timing of the application.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to the 2021 WMCE application. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include whether the CPUC grants this cost of capital application and the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2020, their quarterly reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and other reports filed with the Securities and Exchange Commission (“SEC”), which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: September 16, 2021	By:	/s/ CHRISTOPHER A. FOSTER
		Name:	Christopher A. Foster
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: September 16, 2021	By:	/s/ DAVID S. THOMASON
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller